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                            DIGITAL BIOMETRICS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                 DAY, DATE, 2001
                                      TIME

                                      PLACE
                                1234 MAIN STREET
                                ANYTOWN, XX 99999



DIGITAL BIOMETRICS, INC.
5600 ROWLAND ROAD, MINNETONKA, MINNESOTA 55343                             PROXY

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
ON [DATE].

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

By signing the proxy, you revoke all prior proxies and appoint John J. Metil, and Robert F. Gallagher, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.




                      See reverse for voting instructions.
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                                                       -------------------------
                                                       COMPANY #
                                                       CONTROL #
                                                       -------------------------


THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

-    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy/company symbol/.com -- QUICK *** EASY *** IMMEDIATE

-    Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to DIGITAL BIOMETRICS, INC., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-9397.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


                             - Please detach here -

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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1. APPROVAL OF THE MERGER AGREEMENT WITH VISIONICS CORPORATION AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER AND THE COMPANY'S ISSUANCE OF OVER 7,000,000 SHARES OF ITS COMMON STOCK, INCLUDING SHARES ISSUABLE UPON THE EXERCISE OF VISIONICS STOCK OPTIONS TO BE ASSUMED BY THE COMPANY.

/ /  For                 / /  Against                  / /  Abstain


2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "VISIONICS CORPORATION" SUBJECT TO COMPLETION OF THE PROPOSED MERGER.

/ /  For                 / /  Against                  / /  Abstain


3. UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /
Indicate changes below:

                                                  Date ____________________


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                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on Proxy. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.,
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.